UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2025

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102 Fresno, CA
(Address of principal executive offices)

(559) 271-5984
(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2025, the majority shareholder Lawrence Garcia of AmeriGuard Security Services, Inc., followed Section 3.6 of the bylaws, Resignations and Removals of Directors, removed Douglas Anderson and Russel Honore as board members.

In addition, on June 16, 2025, the majority shareholder Lawrence Garcia, followed Section 3.6 of the bylaws, Resignations and Removals of Directors, appointed Wilhelm Cashen and Terry Slatic, as board members.

In addition, June 16, 2025, the Board of Directors of AmeriGuard Security Services, Inc., removed Douglas Anderson, from the position of Interim Chief Executive Officer of the Company, effective immediately.

In addition, on June 16, 2025, the Board of Directors appointed Lawrence Garcia, a director of the Board and Board Chairman as Chief Executive Officer of the Company to assume such executive responsibilities, effective immediately.

In addition, on June 16, 2025, the Board of Directors appointed Terry Slatic and Wilhelm Cashen to be the members of the Audit Committee, until removed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2025

Ameriguard Security Services Inc.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	Chief Executive Officer

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